Exhibit 99.1
FOR IMMEDIATE RELEASE

Lam Research Appoints Cadence CEO Anirudh Devgan to Board of Directors
FREMONT, Calif., February 3, 2026 – Lam Research Corp. (NASDAQ: LRCX) today announced that Dr. Anirudh Devgan has joined its board of directors. Dr. Devgan, who currently serves as president and chief executive officer (CEO) of Cadence Design Systems, Inc., brings to Lam deep semiconductor ecosystem and technology expertise.

Since joining Cadence in 2012, Dr. Devgan has held senior leadership roles at the company, a market leader in computational software company, AI and digital twins. He has served as CEO and as a member of the board of directors of Cadence since 2021, and as president of the company since 2017, having previously held the positions of executive vice president and general manager of the Digital & Signoff and System Verification groups. Under his leadership, Cadence has been at the forefront of applying AI to engineering design while expanding beyond silicon into system analysis and computational life sciences. Prior to joining Cadence, Dr. Devgan served as corporate vice president and a member of the executive staff at Magma Design Automation and previously held management and technical roles at IBM.

Dr. Devgan is widely regarded as a leading authority on electronic design automation (EDA). During his distinguished career, he successfully pioneered the application of massively parallel and distributed architectures to create several industry firsts. He also drove the first common compiler architecture for emulation and prototyping platforms.

Dr. Devgan holds 27 U.S. patents, is an IEEE Fellow and a member of the National Academy of Engineering (NAE) and has been widely honored for his transformational impact on the industry. Dr. Devgan also serves on the boards of the Global Semiconductor Alliance and the Electronic System Design Alliance.

Dr. Devgan received a earned a B.Tech. in electrical engineering from the Indian Institute of Technology, Delhi, and M.S. and Ph.D. degrees in electrical and computer engineering from Carnegie Mellon University.

"Anirudh is one of the industry's foremost authorities in EDA and virtualization, as well as an exceptional leader, with a proven ability to drive business growth into strategic new markets," said Abhijit Talwalkar, chair of the board at Lam Research. "We are pleased to welcome him to our board and look forward to benefiting from the breadth of his knowledge of the semiconductor ecosystem as Lam further increases the velocity of business operations and innovation to enable the AI era."

About Lam Research
Lam Research Corporation (NASDAQ: LRCX) is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research is a FORTUNE 500® company headquartered in Fremont, California, with operations around the globe. Learn more at www.lamresearch.com.
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: anticipated benefits to Lam from this appointment; and the pace of our business operations and innovation. Some factors that may affect these forward-looking statements include: business, economic, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; the actions of our customers and competitors may be inconsistent with our expectations; trade regulations, export controls, tariffs, trade disputes, and other geopolitical tensions may inhibit our ability to sell our products; supply chain cost increases, tariffs and other inflationary pressures have impacted and may continue to impact our profitability; supply chain disruptions or manufacturing capacity constraints may limit our ability to manufacture and sell our products; and natural and human-caused disasters, disease outbreaks, war, terrorism, political or governmental unrest or instability, or other events beyond our control may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 29, 2025 and our quarterly report on Form 10-Q for the fiscal quarter ended December 28, 2025. You should not place undue reliance on forward-looking statements. Lam undertakes no obligation to update any forward-looking statements.

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Company Contacts:

Laura Bakken
Media Relations
(510) 572-9021
publicrelations@lamresearch.com

Ram Ganesh
Investor Relations
(510) 572-1615
investor.relations@lamresearch.com

Source: Lam Research Corporation, (Nasdaq: LRCX)